UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	98-0373793 (I.R.S. Employer Identification No.)

7 Deer Park Drive, Suite K
Monmouth Junction, New Jersey	08852
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-199762

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered

The description of the Registrant’s common stock, par value $0.001 per share, to be registered hereunder set forth under the caption “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-199762) as originally filed with the Securities and Exchange Commission on October 31, 2014, including any subsequent amendments thereto (the “Form S-1”), and in the prospectus filed by the Registrant pursuant to Rule 424(b) of the Securities Act of 1933, which prospectus constitutes a part of the Form S-1, is hereby incorporated by reference in response to this item.

Item 2. Exhibits

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: December 17, 2014	CYTOSORBENTS CORPORATION

	By:	/s/ Dr. Phillip P. Chan
	Name:	Dr. Phillip P. Chan
	Title:	President and Chief Executive Officer